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                                                                Exhibit No. 1(b)


                            CERTIFICATE OF AMENDMENT
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                    PAINEWEBBER MUNICIPAL MONEY MARKET SERIES

         The undersigned, being Vice President and Secretary of PaineWebber Municipal Money Market Series ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on March 28, 2001, and that the amendment will be effective on April 16, 2001.

                  RESOLVED, that the Amended and Restated Declaration of Trust dated November 15, 1996 be, and it hereby is, amended to change the name of the Trust from "PaineWebber Municipal Money Market Series" to "UBS PaineWebber Municipal Money Market Series" in the following manner:

                                    Section 1 of Article I of the Amended and
                           Restated Declaration of Trust is hereby amended to read as follows:

                                    Section 1. Name. This Trust shall be known
                           as "UBS PaineWebber Municipal Money Market Series."


Dated:  April 11, 2001                             /s/ Dianne E. O'Donnell
                                                   -----------------------
                                                     Dianne E. O'Donnell
                                                 Vice President and Secretary


New York, New York (ss)

On this 11th day of April, 2001, before me personally appeared Dianne E. O'Donnell, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.

                                                  /s/ Evelyn De Simone
                                                  --------------------
                                                     Notary Public